Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in this Registration Statement of SK Realty Ventures, Inc. on Form SB-2 Amendment #12, of our report, dated March 22, 2006, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


HJ & Associates, LLC
Salt Lake City, Utah
July 13, 2006